Exhibit 4.2

DHT HOLDINGS, INC.

and

U.S. Bank National Association,

as Trustee, Paying Agent, Registrar and Conversion Agent

__________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 15, 2014

to the Indenture dated as of September 15, 2014

Creating the series of notes designated

4.5% Convertible Senior Notes due 2019

i

Table of Contents
(continued)

ii

Table of Contents
(continued)

Page

ARTICLE 11 MISCELLANEOUS PROVISIONS

Section 11.01	Scope of Supplemental Indenture	45
Section 11.02	Adoption, Ratification and Confirmation	45
Section 11.03	New York Law to Govern	46
Section 11.04	Notices	46
Section 11.05	Officers’ Certificates	46
Section 11.06	Counterparts	46

ARTICLE 12 SUPPLEMENTAL INDENTURES

Section 12.01	Without Consent of Holders	46

ARTICLE 13 SINKING FUND

Section 13.01	Sinking Fund	46

EXHIBIT A		FORM OF NOTE

EXHIBIT B		FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C		FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D		FORM OF CERTIFICATE FROM ACQUIRING IAI

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of September 15, 2014, among DHT Holdings, Inc., a company organized under the laws of the Marshall Islands (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”), Paying Agent, Registrar and Conversion Agent.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 15, 2014 (the “Base Indenture”), providing for the issuance from time to time of one or more Series of Securities;

WHEREAS, Sections 2.01 and 2.02 of the Base Indenture provide that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of a new Series of Securities;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture insofar as it will apply only to the 4.5% Convertible Senior Notes due 2019 (the “Securities”, each a “Security”) issued hereunder; and

WHEREAS, all things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

For all purposes of the Indenture and the Securities:

(a) each term that is used but not defined in this Supplemental Indenture shall have the meaning provided in the Base Indenture;

(b) each term that is defined in both this Supplemental Indenture and the Base Indenture shall have the meaning provided in this Supplemental Indenture unless otherwise specified herein;

(c) the below terms are defined as follows:

“144A Global Security” means a global Security substantially in the form of Exhibit A bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee, that shall be issued in a denomination equal to the outstanding original principal amount of the Securities sold in reliance on Rule 144A.

 “Additional Tax Amounts” has the meaning specified in Section 7.01. Additional Tax Amounts, for all purposes of this Indenture, shall constitute and be deemed to be part of the principal, interest, or other payment to which they relate.

“Agent” means any Paying Agent, Registrar or Conversion Agent.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Base Indenture” shall have the meaning provided in the first recital.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Closing Sale Price” of the Common Stock means, as of any date of determination, the closing per share sale price (or, if no such closing sale price is reported on such day, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 p.m., New York time, on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc.

“Common Stock” means the common stock of the Company, $.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” has the meaning provided in the preamble.

“Conversion Rate” means, as of any date, an amount equal to $1,000 divided by the then applicable Conversion Price on such date. As of the date hereof and subject to adjustment pursuant to Section 6.06, the Conversion Rate with respect to the Securities is 123.0769 shares of Common Stock for each $1,000 principal amount of Securities.

“Custodian” means the Trustee as custodian with respect to the Global Securities or any successor entity thereto.

“DTC” means The Depository Trust Company.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.04, substantially in the form of Exhibit A, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Event of Default” with respect to the Securities shall have the meaning assigned to such term by Section 6.01 of the Base Indenture and shall in addition thereto include each of the following events (provided that the provisions set forth in clauses (i), (ii) and (iv) below replace the corresponding provisions set forth in Section 6.01(a), (b) and (c) of the Base Indenture to the extent inconsistent with such clauses):

(i)	the Company defaults in the payment of any principal of any Security at Maturity (including, following a Fundamental Change), including any Additional Tax Amounts (if any) thereon;
(ii)
the Company defaults in the payment of any interest on any Security, including any Additional Tax Amounts (if any) thereon, when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent that is not an affiliate of the Company prior to the expiration of such period of 30 days);

(iii)
the Company fails to pay the cash and deliver the shares of Common Stock, if any, representing the Conversion Obligation (including any Additional Shares and any Additional Tax Amounts (if any) thereon) upon conversion of any Security within the time period required by the provisions of this Indenture;

(iv)
the Company fails to perform or comply with any of its other covenants or agreements contained in the Securities or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i), (ii) or (iii) of this definition) and the default continues for 60 days after notice is given as specified below;

(v)	the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable, including any Additional Tax Amounts (if any) thereon; and
(vi)	the Company fails to provide a Fundamental Change Purchase Notice when required by Section 4.01;

provided, that a default under clause (iv) above is not an Event of Default until the Trustee (acting at the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding) notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice.

“Ex-Dividend Date” means with respect to any issuance, dividend or distribution, the first date on which the shares of Common Stock trade, regular way, on the relevant exchange or in the relevant market for which the sale price was obtained without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means October 1, 2019.

“Global Security Legend” means the legend set forth in Section 2.04(f)(ii), which is required to be placed on all Global Securities issued under the Indenture.

“IAI Global Security” means a global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that shall initially be issued in a denomination equal to the outstanding principal amount of the Securities.

“IAI Securities” means any Securities issued to IAIs.

“IAIs” means institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not also QIBs.

“Indenture” has the meaning provided in the third recital.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Issue Date” means September 15, 2014.

“Legended Regulation S Global Security” means a global Security in the form of Exhibit A bearing the Global Security Legend, the Private Placement Legend and the Regulation S Global Security Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“NYSE” means the New York Stock Exchange.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth in Section 2.07(f)(i) to be placed on all Securities issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 3.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Legended Regulation S Global Security or an Unlegended Regulation S Global Security, as appropriate.

“Regulation S Global Security Legend” means the legend set forth in Section 2.04(g), which is required to be placed on all Regulation S Global Securities issued under the Indenture.

“Resale Restriction Termination Date” is the date that is the later of (1) the date that is one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law (unless such Securities or such Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee, or, in the case of Common Stock, such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer).

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing a Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as amended.

“Rule 903” means Rule 903 promulgated under the Securities Act, as amended.

“Rule 904” means Rule 904 promulgated under the Securities Act, as amended.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of September 10, 2014, by and among the Company and the investors named therein.

“Settlement Date” means the third Trading Day immediately following the Conversion Date, unless otherwise specified herein.

“Shelf Registration Statement” has the meaning set forth for such term in the Securities Purchase Agreement.

“Trading Day” means any day during which (i) there is no Market Disruption Event and (ii) the NYSE, or if the Common Stock is not listed on the NYSE, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” means, on any date of determination with respect to any Security, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If, on any date of determination, the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price of such Securities on such determination date will be deemed to be less than 98% of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate.

“Unlegended Regulation S Global Security” means a permanent Global Security (other than a Legended Regulation S Global Security) in the form of Exhibit A bearing the Global Security Legend, deposited with or on behalf of and registered in the name of the Depository or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A that bears the Global Security Legend, that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, that is deposited with or on behalf of and registered in the name of the Depository, representing all or a portion of the Securities, and that does not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

 “Voting Stock” of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Shares”	5.02(a)
“Approved Brokers”	7.02
“Change in Control”	4.01(a)
“Conversion Agent”	2.03
“Conversion Date”	6.02
“Conversion Notice”	6.02
“Conversion Obligation”	6.02
“Conversion Price”	6.06
“Effective Date”	5.02(a)
“Expiration Date”	6.06(e)
“Expiration Time”	6.06(e)
“Fundamental Change”	4.01(a)

“Fundamental Change Purchase Date”	4.01(a)
“Fundamental Change Purchase Notice”	4.01(c)
“Fundamental Change Purchase Price”	4.01(a)
“IFRS”	7.02
“incur”	7.02
“Indebtedness”	7.02
“Interest Payment Date”	5.01(a)
“Make Whole Adjustment Event”	5.02(a)
“Make Whole Adjustment Event Period”	5.02(a)
“Merger Event”	6.12
“offshore transaction”	2.04(c)
“Reference Property”	6.12(a)
“Record Date”	5.01(a)
“Redemption Notice”	3.04
“Redemption Price”	3.01
“relevant jurisdiction”	7.01(a)
“Spin-Off”	6.06(c)
“Stock Price”	5.02(a)
“successor person”	8.01
“Termination of Trading”	4.01(a)
“Total Debt”	7.02
“Unissued Shares”	4.01(a)
“Valuation Period”	6.06(c)
“Value Adjusted Equity”	7.02
“Value Adjusted Equity Ratio”	7.02
“Value Adjusted Total Assets”	7.02
“Weighted Average Consideration”	6.12(c)

ARTICLE 2
THE SECURITIES
Section 2.01 Form and Dating.

(a)           The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities are initially being offered and sold by the Company to QIBs and/or IAIs pursuant to the Securities Purchase Agreement and in reliance on Regulation D. The Securities shall be initially issued in the form of an IAI Global Security and such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, to IAIs in accordance with Rule 501. The Securities shall be issued without interest coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and dated the date of their authentication.

(b)           Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Securities Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Securities Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security on the “Schedule of Exchanges of Interests in the Global Note” to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.04 hereof.

Section 2.02 Execution and Authorization. The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $150,000,000 of Securities upon receipt of a written order or orders of the Company signed by two Officers of the Company Order. Each Company Order shall specify the amount of Securities to be authenticated and the date on which each original issue of Securities is to be authenticated.

Section 2.03 Registrar, Paying Agent, Conversion Agent and Depository.

The Company will at all times maintain a Registrar, Paying Agent and agency where Securities may be presented for conversion (a “Conversion Agent”) in the Borough of Manhattan, The City of New York.

The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Conversion Agent. If at any time the Company shall fail to maintain any such required Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders. The Company hereby appoints U.S. Bank National Association as the initial Conversion Agent for the Securities. U.S. Bank National Association shall be entitled to all of the rights, protections, exculpations and indemnities afforded to the Trustee in connection with its role as Conversion Agent.

The Company may also from time to time designate one or more additional conversion agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Conversion Agent. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any Conversion Agent. The term “Conversion Agent” includes any additional conversion agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Securities.

Section 2.04 Transfer and Exchange.

This Section 2.04 supplements the Base Indenture and, to the extent inconsistent with the provisions of Section 2.07 and 2.14 of the Base Indenture, replaces the provisions of such sections of the Base Indenture.

(a)           Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) the Depository (A) notifies the Company that it is unwilling or unable to continue to act as Depository for the Global Securities or (B) has ceased to be a clearing agency registered under the Exchange Act; and in either case, the Company fails to appoint a successor Depository within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities in exchange for Global Securities (in whole but not in part); provided that in no event shall the Legended Regulation S Global Security be exchanged by the Company for Definitive Securities prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Regulation S under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities and the Depository requests Definitive Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depository shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 of the Base Indenture. Except as otherwise provided above in this Section 2.04(a), every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.04 or pursuant to Section 2.08 or 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.04(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.04(b), (c) or (d) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)           Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Legended Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.04(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if Definitive Securities are at such time permitted to be issued pursuant to the Indenture, a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates or other satisfactory evidence pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Securities pursuant to Section 2.04(h).

(iii)           Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.04(b)(ii) above and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in a Legended Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certification in item (3) thereof, if applicable, and the transferee must deliver to the Registrar a signed letter substantially in the form of Exhibit D hereto.

(iv)           Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.04(b)(ii) above and:

(A)            such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Securities Purchase Agreement; or

(B)   the Registrar receives the following:

(y)           if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(z)           if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), the Company may require the Holder or the transferor, as applicable, to provide to the Company an opinion of counsel selected by the Holder or the transferor, as applicable, the form and substance of which opinion shall be reasonably satisfactory to the Company, and/or other information reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)   Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i)           Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. Subject to Section 2.04(a), if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(D)           if such beneficial interest is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, if applicable, and the transferee must deliver to the Registrar a signed letter substantially in the form of Exhibit D hereto;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.04 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.04(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Legended Regulation S Global Security to Definitive Securities. Notwithstanding Sections 2.04(c)(i)(A) and (D) hereof, a beneficial interest in the Legended Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificate or other satisfactory evidence pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)           Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. Subject to Section 2.04(a), a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A)          such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Securities Purchase Agreement; or

(B)   the Registrar receives the following:

(y)           if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z)           if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), the Company may require the Holder or the transferor, as applicable, to provide to the Company an opinion of counsel selected by the Holder or the transferor, as applicable, the form and substance of which opinion shall be reasonably satisfactory to the Company, and/or other information reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(iv)           Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. Subject to 2.04(a), if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.04(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.04(h) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(iv) shall not bear the Private Placement Legend.

             (d)   Transfer and Exchange of Definitive Securities for Beneficial Interests.

  (i)           Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(D)           if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)           if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, if applicable, and the transferee must deliver to the Registrar a signed letter substantially in the form of Exhibit D hereto;

(F)           if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(G)           if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security and in all other cases, the IAI Global Security.

(ii)           Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Securities Purchase Agreement; or

(B)   the Registrar receives the following:

(y)           if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z)           if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), the Company may require the Holder or the transferor, as applicable, to provide to the Company an opinion of counsel selected by the Holder or the transferor, as applicable, the form and substance of which opinion shall be reasonably satisfactory to the Company, and/or other information reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.04(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii)           Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest in an Unrestricted Global Security is effected pursuant to Section 2.04(d)(ii)-(iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)           Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.04(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(e).

(i)           Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if such transfer will be made pursuant to Rule 903 or Rule 904, then, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, and opinion of counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Securities Purchase Agreement; or

(B)   the Registrar receives the following:

(y)          if the Holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(z)          if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraph (B) above, the Company may require the Holder or the transferor, as applicable, to provide to the Company an opinion of counsel selected by the Holder or the transferor, as applicable, the form and substance of which opinion shall be reasonably satisfactory to the Company, and/or other information reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.
(iii)           Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f)           Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)           Private Placement Legend. Except as permitted below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES AND IAI NOTES: ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD AS IS PERMITTED UNDER THE SECURITIES ACT] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (E) TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) or (f) of this Section 2.04 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.04(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.06 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY, UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NEW JERSEY 07310) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)           Legended Regulation S Global Security Legend. The Legended Regulation S Global Security shall bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(h)           Cancellation or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.06 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on the “Schedule of Exchanges of Interests in such Global Security” by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i)   General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)           The last sentence of the first paragraph of Section 2.07 of the Base Indenture shall also not apply to any exchange pursuant to Sections 4.04 or 6.05 of this Supplemental Indenture.

(iii)          All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange. Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities. Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

(iv)          Subject to the rights of Holders as of the relevant record date to receive interest on the corresponding Interest Payment Date and Section 2.13 of the Base Indenture, prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(v)           The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02.

(vi)          All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.04 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(vii)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among the Depository’s participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(viii)        None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

Section 2.05 Outstanding Securities.

Securities converted pursuant to Article 6 are not outstanding Securities.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of, and any accrued interest on, Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and any interest on them shall cease to accrue.

Section 2.06 Cancellation.

The Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for conversion. The Company may not hold or resell Securities converted pursuant to Article 6 that are delivered for cancellation or issue any new Securities to replace any such Securities.

ARTICLE 3

REDEMPTION

Article 3 of the Base Indenture does not apply and is superseded in its entirety by the provisions of this Article.

Section 3.01 Right to Redeem. At any time after October 1, 2017, but prior to the Final Maturity Date, the Company shall be entitled to redeem the Securities at its option, in whole or in part, provided that the Closing Sale Price of the Company’s Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 130% of the applicable Conversion Price for the Securities on each applicable Trading Day. The redemption price for the Securities to be redeemed on any Redemption Date (the “Redemption Price”) will equal (a) 100% of the principal amount of the Securities being redeemed plus (b) accrued and unpaid interest (including additional interest), if any, to, but excluding, the Redemption Date, unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest, including any additional interest, to the Holder of record as of the close of business on such Record Date (it being understood that the Trustee does not have an affirmative duty to calculate the Redemption Price and that the Trustee is entitled to rely upon the request of the Company in a Redemption Notice). If Securities are redeemed on a date that is after a Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest will not be paid to the Holder of Securities being redeemed, and instead the full amount of the relevant interest payment will be paid on such Interest Payment Date to the Holder of record on such Record Date.

Section 3.02. Notices to Paying Agent. If the Company elects to redeem Securities pursuant to the optional redemption provisions of the Securities, it shall notify the Paying Agent in writing of the Redemption Date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Paying Agent provided for in this Section 3.02 at least 45 days before the Redemption Date unless the Paying Agent consents to a shorter period; provided, however, that if the Company mails a Redemption Notice to Holders more than 30 days prior to the Redemption Date, in accordance with Section 3.05 hereto, the Company shall immediately give notice to the Paying Agent. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.03. Selection of Securities to Be Redeemed. In the event that the Company chooses to redeem less than all of the Securities at any time, selection of the Securities for redemption shall be made by the Paying Agent by lot or by such method in accordance with the Depository’s procedures. The Paying Agent shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of them the Paying Agent selects shall be in principal amounts of $1,000 or multiples of $1,000. Provisions of this Supplemental Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Paying Agent shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption (a “Redemption Notice”) by first-class mail (or otherwise arrange for delivery in accordance with the requirements of the Depository) to each Holder of Securities to be redeemed at such Holder’s registered address, except that Redemption Notices may be mailed or otherwise given more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the Redemption Notice, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. Simultaneously with providing such Redemption Notice, the Company shall issue a press release or publish a notice containing the information included therein or shall publish such information on the Company’s website or through such other public medium as the Company may use at such time.

The notice shall identify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(v) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(vii) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities;

(ix) that such Holder has a right to convert the Securities called for redemption upon satisfaction of the requirements therefor set in the Indenture, and the Conversion Rate applicable to such conversion; and

(x) the time at which such Holders’ right to convert the Securities called for redemption will expire, which will be the close of business on the Business Day immediately preceding the Redemption Date.

At the Company’s request, the Paying Agent shall give the Redemption Notice in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Paying Agent with the information required by this Section.

Section 3.05. Effect of Redemption Notice. Once a Redemption Notice is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Redemption Notice. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Redemption Notice, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date), and such Securities shall be canceled by the Paying Agent. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06. Deposit of Redemption Price. Prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Paying Agent for cancellation.

Section 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee or an authenticating agent shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.08. Effect of Redemptions in Part. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Securities during a period beginning at the open of business 15 days before the mailing of a Redemption Notice and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Securities to be redeemed or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part.

Section 3.09. Conditions to Redemption. No Securities may be redeemed if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by us in the payment of the applicable Redemption Price with respect to such Securities).

ARTICLE 4

PURCHASE OF SECURITIES UPON A FUNDAMENTAL CHANGE

Section 4.01 Purchase of Securities at Option of the Holder Upon Fundamental Change.

(a) If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of a date, determined by the Company in its sole discretion, that is not less than 20 Business Days and not more than 30 Business Days after the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”) at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date is after a Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Record Date and the Fundamental Change Purchase Price payable to any Holder surrendering such Holder’s Security for purchase pursuant to this Article 4 shall be equal to the principal amount of Securities subject to purchase and will not include any accrued and unpaid interest. The Fundamental Change Purchase Price shall be payable in cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 4.01. Notwithstanding the foregoing, the Company may not repurchase the Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date.

A “Fundamental Change” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(i)
any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(ii)
the Company consolidates with, enters into a binding share exchange with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction (A) in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person, with such Holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (B) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving Person; or

(iii) the holders of capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms of this Indenture).

For the purpose of the definition of “Change in Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 4.01, Holders shall not have the right to require the Company to purchase any Securities under clauses (i) and (ii) of the definition of Change in Control, and the Company shall not be required to deliver a written notice of a Fundamental Change incidental thereto as a result of any acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) paid for the Common Stock in such transaction or transactions consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded immediately following the transaction or transactions) and as a result of such transaction or transactions the Securities become convertible into such shares of such common stock. Any event that would constitute a Change in Control pursuant to both clauses (i) and (ii) of the definition of Change in Control shall be treated as constituting a Change in Control solely pursuant to clause (ii).

A “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are not approved for listing on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make Whole Adjustment Event Period and any related Fundamental Change Purchase Date, references to the Company in the definitions of “Fundamental Change,” “Change in Control” and “Termination of Trading” above shall apply to such other entity instead.

(b) Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee, Conversion Agent, Registrar and Paying Agent and to each Holder (and to beneficial owners as required by applicable law). The Company shall also issue a press release announcing the occurrence of such Fundamental Change (and make such press release available on the Company’s website). The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i)	briefly, the events causing such Fundamental Change;
(ii)	the effective date of such Fundamental Change;
(iii)	whether the Fundamental Change constitutes a Make Whole Adjustment Event and, if so, the Effective Date of such Make Whole Adjustment Event;
(iv)	briefly, the conversion rights of the Securities, the Conversion Price and any adjustments thereto;
(v)	the Holder’s right to require the Company to purchase the Securities;
(vi)	the Fundamental Change Purchase Date;

(vii)	the Fundamental Change Purchase Price;
(viii)	the date by which the Fundamental Change Purchase Notice pursuant to this Section 4.01 must be given;
(ix)
that Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 6 of this Supplemental Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(x)	the procedures that the Holder must follow to exercise rights under this Section 4.01;
(xi)	the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

(xii)	that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and
(xiii)	the name and address of each Paying Agent and Conversion Agent.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to the repurchase of Global Securities.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 4.01 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may (or, if Definitive Securities have not been issued, shall) be delivered electronically or by other means in accordance with the Depository’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time during the period between the date on which notice is given of the Fundamental Change and the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must specify the Securities for which the purchase right is being exercised.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 4.01 through Section 4.04 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.02.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 4.02 Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 4.01(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 4.01(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 4.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 6 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depository’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 4.03 Deposit of Fundamental Change Purchase Price.

On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 4.03 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the Fundamental Change Purchase Date, (i) such Security will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of such Security is made or whether or not such Security is delivered to the Paying Agent) and (ii) all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 4.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Paying Agent shall return any such excess cash to the Company.

Section 4.04 Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 4.05 Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or repurchase Securities under Section 4.01, the Company shall (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable, (b) file a Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase Securities, all so as to permit the rights of the Holders and obligations of the Company under Section 4.01 through Section 4.04 to be exercised in the time and in the manner specified therein.

ARTICLE 5

PAYMENT OF INTEREST AND MAKE WHOLE ADJUSTMENT EVENTS

Section 5.01 Interest Payments.

(a) The Company shall pay interest on the Securities at a rate of 4.5% per annum, payable semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing April 1, 2015. Interest on a Security shall be paid to the Holder of such Security at the close of business on March 15 or September 15 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security. The Company shall pay interest on the Final Maturity Date to Holders of record of a Security on the Record Date immediately preceding the Final Maturity Date regardless of whether such Holders convert their Securities.

(b) Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder that was the Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Rate shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of shares of Common Stock and cash, if any, into which the Security is convertible shall be deemed to satisfy its obligation to pay the principal amount of such Security and accrued and unpaid interest, if any, to but not including the Conversion Date with respect to such Security. Any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c) Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Securities so converted on such Record Date; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Securities surrendered for conversion following the Record Date for the payment of interest immediately preceding the Final Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

Section 5.02 Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make Whole Adjustment Events.

(a) Notwithstanding anything herein to the contrary, in the event a Holder elects to surrender its Securities for conversion in accordance with Article 6, at any time from, and including, the Effective Date of a Make Whole Adjustment Event to, and including, the close of business on the Business Day immediately preceding the related purchase date, or (in the case of a Make Whole Adjustment Event that does not also constitute a Fundamental Change) the 40th Scheduled Trading Day immediately following the Effective Date of such Make Whole Adjustment Event (such period, the “Make Whole Adjustment Event Period”), the Company will increase the Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 5.02.

As used herein, a “Make Whole Adjustment Event” means (1) any Change in Control as defined in clauses (i), (ii) or (iii) of that term and (2) any Termination of Trading; provided, however, that an acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition otherwise constituting a Change in Control will not constitute a Make Whole Adjustment Event if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) paid for the Common Stock in such transaction or transactions consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded immediately following the transaction or transactions) and as a result of such transaction or transactions the Securities become convertible into such shares of such common stock. Any event that would constitute a Change in Control pursuant to both clauses (i) and (ii) of that term shall be treated as constituting a Change in Control solely pursuant to clause (ii) for purposes of determining whether a Make Whole Adjustment Event has occurred.

The number of Additional Shares by which the Conversion Rate shall be increased for conversions in connection with a Make Whole Adjustment Event shall be determined by reference to the table below and is based on the date on which the Make Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and (1) the price paid or deemed paid per share of Common Stock in the Change in Control in the case of a Make Whole Adjustment Event described in clause (ii) of the definition of Change in Control in Section 4.01(a), in the event that the Common Stock is acquired for cash, or (2) the average of the Closing Sale Price of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such other Make Whole Adjustment Event, in the case of any other Make Whole Adjustment Event (such amount determined under the first and second clause of this sentence, as applicable, the “Stock Price”).

	Stock Price
Effective Date	$6.50	$7.25	$8.00	$9.00	$10.00	$15.00	$20.00	$25.00
September 15, 2014	30.7692	28.3673	22.1974	16.2959	12.1686	3.2445	0.4348	0.0000
October 1, 2015	30.7692	28.6965	22.2270	16.1558	12.0219	3.6797	1.2508	0.0000
October 1, 2016	30.7692	25.8994	19.2241	13.1342	9.1930	2.5519	1.0797	0.0000
October 1, 2017	30.7692	23.9864	16.7672	9.9598	5.4940	0.0000	0.0000	0.0000
October 1, 2018	30.7692	21.5907	14.1031	7.8692	4.3377	0.0000	0.0000	0.0000
October 1, 2019	30.7692	18.0459	4.3384	0.0000	0.0000	0.0000	0.0000	0.0000

If the exact Stock Prices and Effective Dates are not set forth in the table, then: (i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Additional Shares to be issued upon conversion of the Securities shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates in the table, based on a 365-day year; (ii) if the Stock Price exceeds $25.00 per share, subject to adjustment as set forth herein, no Additional Shares shall be issued upon conversion of the Securities; and (iii) if the Stock Price is less than $6.50 per share, subject to adjustment as set forth herein, no Additional Shares shall be issued upon conversion of the Securities.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 153.8461 shares per $1,000 principal amount of Securities, subject to adjustments for the same events for which the Conversion Price is adjusted and pursuant to the inverse adjustment factor applied in such Conversion Price adjustment pursuant to Section 6.06.

As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make Whole Adjustment Event, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall use commercially reasonable efforts to give such notice not more than 70 Scheduled Trading Days nor less than 40 Scheduled Trading Days in advance of such anticipated Effective Date. The Company shall also issue a press release announcing the anticipated Effective Date (and make such press release available on the Company’s website). Each such notice and press release shall also state that in connection with such Make Whole Adjustment Event, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled to such increase as provided herein (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase).

Section 5.03 Adjustments Relating to Make Whole Adjustment Event.

Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 6.06, each Stock Price set forth in the table under the row titled “Stock Price” in the table in Section 5.02(a) shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Price is to be so adjusted. The Stock Prices in the table in Section 5.02(a) will be adjusted by the same adjustment factor applied to the Conversion Price pursuant to Section 6.06 and the number of additional shares by which the Conversion Rate will be increased will be adjusted by the inverse of that adjustment factor.

ARTICLE 6

CONVERSION

Section 6.01 Conversion Privilege. Subject to the further provisions of this Article 6 and paragraph 7 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date, at the Conversion Price then in effect.

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 4.01(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 4.02.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 6.

Section 6.02 Conversion Procedure.

The right to convert any Security may be exercised (a) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depository in accordance with the Applicable Procedures, and, if required, by payment of any tax or duty, in accordance with Section 6.04, that may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of Person other than the Holder of the Security, or (b) if such Security is represented by a Definitive Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied by: (i) a completed and manually signed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (ii) if such Definitive Security has been lost, stolen, destroyed or mutilated, a notice to the Registrar in accordance with Section 2.08 of the Base Indenture regarding the loss, theft, destruction or mutilation of the Security; (iii) appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent; and (iv) payment of any tax or duty, in accordance with Section 6.04, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The “Conversion Date” shall be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence. On the Settlement Date, subject to Section 6.05, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in an amount payable upon conversion in lieu of any fractional shares pursuant to Section 6.03.

Securities that are validly surrendered for conversion in accordance with the terms of this Indenture will be deemed to have been converted immediately prior to the close of business on the Conversion Date. The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record as of the last Trading Day prior to the Conversion Date; provided, however, that if the related Conversion Date or such last Trading Day prior to the Conversion Date occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the person or persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Securities, such person shall no longer be a Holder.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

No Conversion Notice with respect to any Securities may be given by a Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 4.02, unless the Company defaults in the payment of the Fundamental Change Purchase Price.

Except as provided below, the Company shall pay or deliver the shares of Common Stock deliverable upon conversion of a Security (the “Conversion Obligation”), through the Conversion Agent on the Settlement Date; provided, that if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, pursuant to Section 6.12, the Company shall pay such cash on the third Trading Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required to calculate the Conversion Obligation is not available as of the applicable Settlement Date, the Company will deliver the Conversion Obligation on the third Trading Day after the earliest Trading Day on which such calculation can be made (but in no event later than April 1, 2020 (the date that is six month following the Final Maturity Date)). If application of the proviso to the first sentence of this paragraph would result in settlement of a conversion during the 10 Trading Days immediately following the effective date of a Fundamental Change, the Settlement Date will instead be the 10th Trading Day following the relevant effective date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the number of full shares of Common Stock to which such Holder shall be entitled in satisfaction of such Conversion Obligation.

Section 6.03 Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of a Security. Instead, the Company will pay, in lieu of any fractional shares, an amount in cash determined by multiplying the Closing Sale Price of a full share of Common Stock on the last Trading Day prior to the Conversion Date by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the aggregate principal amount of Securities that the Holder is then converting into shares of Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

Section 6.04 Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion; provided, however, that the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 6.05 Settlement Upon Conversion.

(a) Subject to Section 6.01, a Holder upon conversion will receive a number of shares of Common Stock equal to (1) the aggregate principal amount of Securities to be converted divided by $1,000, multiplied by (2) the applicable Conversion Rate.

(b) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(c) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(d) The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national securities exchange, including the NYSE, or over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a “restricted security” (as defined in Rule 144 under the Securities Act) shall also be a restricted security.

(e) Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect of its right to conversion.

Section 6.06 Adjustment of Conversion Price.

The conversion price per share of Common Stock as stated in paragraph 7 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company subdivides or combines the outstanding shares of Common Stock, the applicable Conversion Price will be adjusted based on the following formula:

CP = CP0 ×	OS0
OS

where

CP0	=
the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CP	=
the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS	=
the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination of Common Stock. If any dividend or distribution of the type described in this Section 6.06(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Price that would then be in effect if such dividend, distribution, subdivision or combination of Common Stock had not been declared or announced.

(b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock (or securities convertible into Common Stock), at a price per share (or a conversion price per share) less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	OS0 + Y
OS0 + X

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 6.06(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10-consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Price be increased pursuant to this Section 6.06(b).

(c) If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock (other than (i) dividends or distributions (including subdivision of Common Stock) covered by Section 6.06(a) or Section 6.06(b), (ii) dividends or distributions paid exclusively in cash covered by Section 6.06(d) or (e), (iii) Spin-Offs to which the provisions set forth below in this Section 6.06(c) shall apply, and (iv) distributions of rights to all or substantially all holders of Common Stock pursuant to the adoption of a shareholder rights plan), then, in each such case the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	SP0 - FMV
SP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0	=
the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the then-fair market value of the portion of the shares of Capital Stock, evidences of indebtedness or other assets or property so distributed applicable to one share of Common Stock is equal to or greater than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder of a Security shall have the right to receive on conversion in respect of each Security held by such Holder, in addition to the number of shares of Common Stock to which such Holder is entitled to receive, the amount and kind of securities and assets such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the record date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 6.06(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Price will be decreased based on the following formula:

CP = CP0 ×	MP0
FMV + MP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”), and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Price under the preceding paragraph of this Section 6.06(c) shall be made immediately after the open of business on the day after the last day of the Valuation Period, but shall become effective as of the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the Conversion Date in respect of any conversion, references within this Section 6.06(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Prices in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day prior to the Conversion Date. For purposes of determining the Conversion Price, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 6.06(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.

For purposes of this Section 6.06(c), Section 6.06(a) and Section 6.06(b), any dividend or distribution to which this Section 6.06(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 6.06(a) or Section 6.06(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants to which this Section 6.06(c) applies (and any Conversion Price adjustment required by this Section 6.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Price adjustment required by Section 6.06(a) and Section 6.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 6.06(a) and Section 6.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 6.06(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 6.06(b).

In no event shall the Conversion Price be increased pursuant to this Section 6.06(c).

(d) If the Company makes or pays any cash dividend or distribution to all or substantially all holders of its outstanding Common Stock (other than (i) distributions pursuant to Section 6.06(e) and (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company), the applicable Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	SP0 – C
SP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CP	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=
the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of its Common Stock.

If any dividend or distribution described in this Section 6.06(d) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 6.06(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Price is required pursuant to this Section 6.06(d), references in this Section to one share of Common Stock or Closing Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

In no event shall the Conversion Price be increased pursuant to this Section 6.06(d).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	OS0 × SP
AC + (OS × SP)

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CP	=	the Conversion Price in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment under this Section 6.06(e) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the Conversion Date in respect of any conversion, references within this Section 6.06(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Prices in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day prior to the Conversion Date. For purposes of determining the Conversion Price, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 6.06(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Price be increased pursuant to this Section 6.06(e).

(f) [Reserved]

(g) If, in respect of any Trading Day prior to the Conversion Date for a converted Security:

(i)
any event that requires an adjustment to the Conversion Price under any of clauses (a), (b), (c), (d) and (e) of this Section 6.06 that would require adjustment thereunder has not yet resulted in an adjustment to the Conversion Price as of such Trading Day; and

(ii)
the shares of Common Stock the Holder of such Security shall receive in respect of such Trading Day are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of the second paragraph of Section 6.02, such shares were not held by such Holder on the record date corresponding to such distribution or transaction, then the Company will adjust the number of shares of Common Stock deliverable for such Trading Day to reflect the relevant distribution or transaction.

Section 6.07 No Adjustment.

All calculations and other determinations under this Article 6 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of Securities, (ii) upon any required repurchase of Securities in connection with a Fundamental Change, and (iii) on each of the 27 Scheduled Trading Days immediately preceding the Final Maturity Date.

Except as otherwise provided herein, no adjustment need be made:

(a) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(b) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;

(c) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (b) of this subsection and outstanding as of the date the Securities were first issued; or

(d) for accrued and unpaid interest, if any.

Except as set forth in this Article 6, the Company shall not adjust the Conversion Price. The Company shall not be obligated to adjust the Conversion Price in or for any transaction in which Holders will participate without conversion of the Securities.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 6.08 Adjustment for Tax Purposes.

The Company shall be entitled to (but is not required to) make such reductions in the Conversion Price, in addition to those required by Section 6.06, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to holders of Common Stock (or holders of rights to purchase Common Stock) in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock (or rights to acquire such securities) hereafter made by the Company to its stockholders; provided the Company shall not take any action that would result in an adjustment to the Conversion Price in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

Section 6.09 Notice of Conversion and Notice of Adjustment.

Whenever the Conversion Price is adjusted, the Company shall promptly deliver to the Conversion Agent an Officers’ Certificate setting forth the Conversion Price, detailing the calculation of the Conversion Price and briefly stating the facts upon which the adjustment is based. In addition, the Company will issue a press release containing such information and make such press release available on its website.

Unless and until the Trustee and Conversion Agent shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee and Conversion Agent may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 6.10 Notice of Certain Transactions.

In the event that:

(1) the Company takes any action which requires an adjustment in the Conversion Price;

(2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3) there is a dissolution or liquidation of the Company;

the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record or effective date, as the case may be. The Company shall use commercially reasonable efforts to mail the notice at least 30 Business Days before such date and, in any event, as promptly as practicable thereafter and in no event less than 10 days prior to such event. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 6.10.

Section 6.11 Stockholder Rights Plans.

To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Securities, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If, however, prior to the time of conversion, the rights provided by such stockholder rights plan or poison pill have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of indebtedness or other assets as provided in Section 6.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 6.12 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely: (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.06); (ii) any consolidation, merger or binding share exchange involving the Company; or (iii) any sale, assignment, conveyance, transfer, lease or other disposition to another person of the Company’s property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a) the Company, or such successor purchasing Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that Holders shall be entitled thereafter to convert their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided that, at and after the effective time of any such Merger Event, any amount otherwise payable in cash upon conversion of the Securities shall continue to be payable as provided in Section 6.05, including the Company’s right to determine the form of consideration as provided therein. For purposes of this Article 6, if the Common Stock has been replaced by Reference Property as a result of any transaction described in this Section 6.12(a), references to the Common Stock shall refer to such Reference Property.

(b) In the event the Company shall execute a supplemental indenture pursuant to this Section 6.12, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly describing the Merger Event, the kind or amount of shares of stock or other securities or property (including cash) that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and stating that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with. Any failure to deliver such Officers’ Certificate shall not affect the legality or validity of such supplemental indenture.

(c) With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any such Merger Event in lieu of cash and shares of Common Stock, if any, otherwise provided for hereunder, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate.

(i)
The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 6.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Closing Sale Price” were instead a reference to “the Closing Sale Price of a unit of Reference Property” composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(ii)
For purposes of this Section 6.12, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of the Common Stock would be entitled to receive with respect to or in exchange for such Common Stock is based in part upon any form of stockholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (B) if the holders of a majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders.

(iv)	The Company shall notify the Holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(v)	The above provisions of this Section shall similarly apply to successive Merger Events.

Promptly following the effective time of any such Merger Event, the Company shall notify the Trustee and the Conversion Agent and issue a press release describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website).

Section 6.13 Trustee’s Disclaimer.

The Trustee and the Conversion Agent shall have no duty to determine when an adjustment under this Article 6 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.09. Neither the Trustee nor the Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee and the Conversion Agent shall not be responsible for the Company’s failure to comply with any provisions of this Article 6.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.12, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.12.

Section 6.14 Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period and the Board of Directors determines that such reduction would be in the best interest of the Company. The Company shall provide at least 15 days’ prior notice of any reduction in the Conversion Price; provided, however, in no event may the Company reduce the Conversion Price to be less than the par value per share of Common Stock.

ARTICLE 7

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 4 of the Base Indenture, the Securities shall be subject to the additional covenant set forth below:

Section 7.01 Payment of Additional Tax Amounts. All payments of interest and principal (including the payment of any amount upon Maturity or that constitutes all or part of a Conversion Obligation) by the Company under the Securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a relevant jurisdiction or any political subdivision or taxing authority thereof or therein. The term “relevant jurisdiction” as used herein means the Marshall Islands, Singapore or any other jurisdiction in which the Company is organized or maintains an executive office or place of management. In that event, the Company, as applicable, will pay such additional amounts as may be necessary in order that the net amounts received by a Holder after such withholding or deduction shall equal the amount of interest and principal (including the payment of any amount upon Maturity or that constitutes all or part of a Conversion Obligation) which would have been receivable in respect of the Securities in the absence of such withholding or deduction (“Additional Tax Amounts”), except that no such Additional Tax Amounts shall apply to:

(a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and a relevant jurisdiction and its possessions, including, without limitation, the Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of a relevant jurisdiction or being or having been engaged in a trade or business or present in a relevant jurisdiction or having, or having had, a permanent establishment in a relevant jurisdiction;

(b) any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

(c) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any Security;

(d) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Security, if compliance is required by statute or by regulation of a relevant jurisdiction or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on any note, if payment can be made without withholding by at least one other paying agent; or

(f) in the case of any combination of the items listed above.

Nor will Additional Tax Amounts be paid with respect to any payment on a Security to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a relevant jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Tax Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

Section 7.02. Limitation on Incurrence of Indebtedness. The Company shall not create, issue, incur, assume, guarantee or otherwise become directly or indirectly liable for the payment of, contingently or otherwise (collectively, “incur”), any Indebtedness, unless the Company’s Value Adjusted Equity Ratio, determined on a pro forma basis as if the Indebtedness had been incurred prior to the determination of such ratio (including a pro forma application of the net proceeds therefrom), is a minimum of 25.00%.

For purposes of this Section 7.02:

(a) “Value Adjusted Equity Ratio” means, on any date, the ratio of Value Adjusted Equity to Value Adjusted Total Assets.

(b) “Value Adjusted Equity” means Value Adjusted Total Assets less Total Debt.

(c) “Value Adjusted Total Assets” means an amount which is equal to the “Consolidated Total Assets” of the Company (as shown in the Company’s most recent balance sheet in accordance with IFRS), less the goodwill, patents, trademarks, licenses and all other assets of the Company which would be treated as intangible under IFRS (if any), and adjusted to reflect the market valuations of the vessels of the Company. The market value of such vessels to be determined quarterly by an Approved Broker, with or without physical inspection of the relevant vessel on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and seller, on an “as is, where is” basis, free of any existing charter or other contract of employment and/or pool arrangement. All valuations shall be at the Company’s cost.

(d) “Total Debt” means, on a consolidated basis, the aggregate book value of all provisions, other long term liabilities and current liabilities of the Company.

(e) “Indebtedness” means any indebtedness for or in respect of:

(i)	moneys borrowed and debit balances at bank or other financial institutions;

(ii)	any acceptance under any acceptance credit or bill discounting facility (or dematerialized equivalent);

(iii)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(v)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(vi)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under IFRS;

(vii)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(viii)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(ix)	without double counting, the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (i) to (viii) above

(f) “Approved Brokers” means Arrow Shipbroking Group, Fearnley Shipbrokers AS, Sealeague AS and R.S. Platou AS and such other brokers as approved by the Company from time to time, and an “Approved Broker” means any of them.

(g) “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements and in effect on the date hereof.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01 Issuer May Consolidate, etc., on Certain Terms.

The Company shall not consolidate with, enter into a binding share exchange with, or merge with or  into, any other Person in a transaction in which it is not the surviving entity, or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person (a “successor person”), unless (i) it complies with the requirements of Article 5 of the Base Indenture which, for the avoidance of doubt, requires the performance and observance of every covenant of the Indenture, including providing for the conversion rights set forth under Article 6 of this Supplemental Indenture, and (ii) the successor person is a corporation organized and validly existing under the laws of the Marshall Islands, the United States, any state of the United States or the District of Columbia.

ARTICLE 9

DEFAULT AND REMEDIES

Section 9.01 Limitations on Suits.

The limitations on suits set forth in Section 6.07 of the Base Indenture shall also not apply to actions for the conversion of Securities.

Section 9.02 Unconditional Right of Holders to Convert.

In addition to the unconditional rights set forth in Section 6.08 of the Base Indenture, and notwithstanding any other provision in the Indenture, the Holder of any Security shall have the right, which is absolute and unconditional and may not be impaired or affected without the consent of the Holder, to convert their Securities in accordance with the terms of the Indenture and to bring suit for the enforcement of their right to convert.

Section 9.03 Waiver of Default and Events of Default.

In addition to Section 6.13 of the Base Indenture, consent of each Holder is required to waive any default or Event of Default resulting from the failure by the Company to deliver cash, shares of Common Stock, or a combination thereof, as the case may be, as required upon a conversion of the Securities.

ARTICLE 10

SATISFACTION AND DISCHARGE

Article 8 of the Base Indenture does not apply and is superseded in its entirety by the provisions of this Article.

Section 10.01 Satisfaction and Discharge.

This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(i)
all Securities theretofore authenticated and delivered (other than (1) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 of the Base Indenture and (2) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.03) have been delivered to the Registrar for cancellation; or

(ii)
the Company has deposited or caused to be deposited with the Paying Agent, or delivered or caused to be delivered to the Holders, as applicable, after the Securities have become due and payable, whether at the Final Maturity Date, any Fundamental Change Purchase Date or upon Conversion or delivery of a Redemption Notice or otherwise (or will become due and payable at the Final Maturity Date within one year), cash or shares of Common Stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding Securities and all other sums payable hereunder by the Company, and the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture, of the Company to the Holders under Article 6 of this Supplemental Indenture and of the Paying Agent, Registrar and authenticating agent under Section 7.01(h) of the Base Indenture shall survive.

Section 10.02 Application of Trust Money.

Subject to the provisions of Section 10.03, the Paying Agent shall hold in trust, for the benefit of the Holders of Securities, all money deposited with it pursuant to Section 10.01(b) with respect to Securities and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, and any interest on, the Securities.

Section 10.03 Repayment to Company.

The Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.01(b) and (ii) held by them at any time.

The Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 10.04 Reinstatement.

If the Paying Agent is unable to apply any money in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01(b) until such time as the Paying Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that, if the Company has made any payment of the principal of, or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Paying Agent.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01 Scope of Supplemental Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Securities and shall not apply to any other Securities that may be issued by the Company under the Base Indenture.

Section 11.02 Adoption, Ratification and Confirmation.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 11.03 New York Law to Govern.

For the avoidance of doubt, Section 10.11 of the Base Indenture (Governing Laws and Submission to Jurisdiction) applies to the Indenture, which includes this Supplemental Indenture and the Base Indenture.

Section 11.04 Notices.

Notices may be provided to the Conversion Agent in the same manner, and at the same address as the Paying Agent and Registrar as specified in Section 12.02 of the Base Indenture.

Section 11.05 Officers’ Certificates.

The officers’ certificate required by Section 4.04 of the Base Indenture shall be an Officers’ Certificate as defined in the Base Indenture.

Section 11.06 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE 12

SUPPLEMENTAL INDENTURES

Section 12.01 Without Consent of Holders.

In addition to those matters set forth in Section 9.03 of the Base Indenture, without the consent of each Securityholder affected, an amendment or waiver may not:

(a) modify the provisions with respect to the purchase right of Holders pursuant to Article 4 upon a Fundamental Change in a manner adverse to Holders;

(b) adversely affect the rights of Holders to convert Securities other than as provided for under Article 6 of this Supplemental Indenture; or

(c) modify any provision with respect to Additional Tax Amounts.

ARTICLE 13

SINKING FUND

Section 13.01 Sinking FundThere is no sinking fund for the Securities.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DHT HOLDINGS, INC.

By:	/s/ Eirik Ubøe
	Name:	Eirik Ubøe
	Title:	Chief Financial Officer

U.S. NATIONAL ASSOCIATION, as Trustee, Registrar, Paying Agent and Conversion Agent

By:	/s/ Daniel Boyers
	Name:	Daniel Boyers
	Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.04(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.06 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY, UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NEW JERSEY 07310) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

[Private Placement Legend]

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES AND IAI NOTES: ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD AS IS PERMITTED UNDER THE SECURITIES ACT] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT

PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (E) TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Regulation S Global Securities Legend]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

DHT HOLDINGS, INC.

CUSIP: [ ]	No.

4.5% CONVERTIBLE SENIOR NOTES DUE OCTOBER 1, 2019

DHT Holdings, Inc., a Company organized in the Marshall Islands (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.] (1), or registered assigns, the principal sum of ______________ dollars ($_____________ ) on October 1, 2019 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Security, and any Additional Tax Amounts payable thereon.

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date written below.

DHT HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory
Dated: [ ], 2014

[FORM OF REVERSE OF SECURITY]

DHT HOLDINGS, INC.

4.5% CONVERTIBLE SENIOR NOTES DUE 2019

1. INTEREST AMOUNTS

DHT Holdings, Inc., a company organized in the Marshall Islands (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), will pay interest at a rate of 4.5% per annum, on the principal amount of this Security payable as provided in the Indenture, together with any additional interest required to be paid under Section 6.02(b) of the Base Indenture, any Additional Tax Amounts thereon and any other additional interest required to be paid pursuant to Section 7.07 of the Securities Purchase Agreement.

2. METHOD OF PAYMENT

The Company shall pay any interest on this Security to the person who is the Holder of this Security at the close of business on March 15 or September 15, as the case may be, next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Interest on the Security will be paid at a rate of 4.5% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing April 1, 2015. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase of the Security by the Company at the option of the Holder, interest shall cease to accrue on the Security. However, the Company will pay interest on the maturity date to a Holder of record of the Security on the record date immediately preceding the stated maturity date regardless of whether such Holder converts the Security.

The Company will make all payments in respect of a Global Security registered in the name of the Depository or its nominee to the Depository or its nominee, as the case may be, by wire transfer of immediately available funds to the account of the Depository or its nominee. The Company will make all payments in respect of a Definitive Security (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 4.5% Convertible Senior Notes due 2019 (the “Securities”), issued under an Indenture, dated as of September 15, 2014 (together with the supplemental indenture dated September 15, 2014 and any other supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior unsecured obligations of the Company limited, except as set forth in the Indenture, to $150,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company or any of its Subsidiaries.

5. REDEMPTION

At any time after October 1, 2017, but prior to the Final Maturity Date, the Company shall be entitled to redeem the Securities at its option, in whole or in part, provided that the Closing Sale Price of the Company’s Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice exceeds 130% of the applicable Conversion Price for the Securities on each applicable Trading Day. The Redemption Price for the Securities to be redeemed on any Redemption Date will equal (a) 100% of the principal amount of the Securities being redeemed plus (b) accrued and unpaid interest (including additional interest), if any, to, but excluding, the Redemption Date, unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest, including any additional interest, to the Holder of record as of the close of business on such Record Date. If Securities are redeemed on a date that is after a Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest will not be paid to the Holder of Securities being redeemed, and instead the full amount of the relevant interest payment will be paid on such Interest Payment Date to the Holder of record on such Record Date.

6. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a date, determined by the Company in its sole discretion, that is not less than 20 Business Days and not more than 30 Business Days after the occurrence of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued interest up to, but excluding, the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is after a Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Record Date and the Fundamental Change Purchase Price payable to any Holder surrendering such Holder’s Security for purchase pursuant to Article 3 of the Indenture shall be equal to the principal amount of Securities subject to purchase and will not include any accrued and unpaid interest. The Fundamental Change Purchase Price shall be payable in cash. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

7. CONVERSION

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on October 1, 2019, subject to the conditions, if any, set forth in Section 6.01 of the Supplemental Indenture; provided, however, that, if the Security is subject to purchase upon a Fundamental Change, the conversion right will terminate at the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

The initial Conversion Price is $8.125 per share of Common Stock, and the initial Conversion Rate is 123.0769 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, the Company will pay cash in an amount determined by multiplying the Closing Sale Price of a full share of Common Stock on the last Trading Day prior to the Conversion Date by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into cash and Common Stock, if any, and the aggregate number of shares, if any, of Common Stock issuable upon such conversion.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple of $1,000 in excess thereof. In the case of a Security held by the Depository, such conversion shall be done in accordance with the applicable rules and procedures of the Depository.

A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9. PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

If money for the payment of principal, or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions set forth in the Indenture, the Securities and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12. CALCULATIONS IN RESPECT OF SECURITIES

Except to the extent provided therein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, adjustments to the Conversion Price, any accrued interest payable on the Securities, the Conversion Price and the Conversion Rate. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to each of the Trustee, the Paying Agent and the Conversion Agent a schedule of its calculations, and the Trustee, the Paying Agent and the Conversion Agent are entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

13. SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14. DEFAULTS AND REMEDIES

Under the Indenture, an “Event of Default” with respect to Securities shall occur if:

(a) the Company defaults in the payment of any principal of any Security at Maturity (including, following a Fundamental Change), including any Additional Tax Amounts (if any) thereon;

(b) the Company defaults in the payment of any interest on any Security, including any Additional Tax Amounts (if any) thereon, when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent that is not an affiliate of the Company prior to the expiration of such period of 30 days);

(c) the Company fails to pay the cash and deliver the shares of Common Stock, if any, representing the Conversion Obligation (including any Additional Shares and any Additional Tax Amounts (if any) thereon) upon conversion of any Security within the time period required by the provisions of this Indenture;

(d) the Company fails to perform or comply with any of its other covenants or agreements contained in the Securities or in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b) or (c) of this definition) and the default continues for 60 days after notice is given as specified below;

(e) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by, or any other payment obligation of, the Company or any Subsidiary with a principal amount then, individually or in the aggregate, outstanding in excess of $30,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final Maturity or when otherwise due or is accelerated, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided that a payment obligation (other than indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary) shall not be deemed to have matured, come due, or been accelerated to the extent that it is being disputed by the relevant obligor or obligors in good faith;

(f) the Company or any Subsidiary fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $50,000,000, if the judgments are not paid, discharged, waived or stayed within 30 days;

(g) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable, including any Additional Tax Amounts (if any) thereon;

(h) the Company fails to provide a Fundamental Change Purchase Notice when required by Section 4.01 of the Supplemental Indenture;

(i) the Company or any Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (4) makes a general assignment for the benefit of its creditors; or (5) or generally is unable to pay its debts as the same become due; or

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any of its Subsidiaries for all or substantially all of the property of the Company or any such Subsidiary; or (iii) orders the liquidation of the Company or any of its Subsidiaries; and the case of each of clause (i), (ii) and (iii), the order or decree remains unstayed and in effect for 60 consecutive days.

A default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. If an Event of Default (other than an Event of Default specified in clause (i) or (j) above) occurs and is continuing with respect to any Securities, then in every such case, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of, and accrued and unpaid interest on to the date of acceleration, the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) above occurs, all unpaid principal of the Securities then outstanding, and all accrued and unpaid interest thereon to the date of acceleration, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or any interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

Under the terms of the Indenture, at the election of the Company in its sole discretion, the sole remedy for an Event of Default relating to the failure to comply with Section 4.02 of the Base Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will consist, for the 180 days after the occurrence of such an Event of Default, exclusively of the right to receive additional interest on the Securities at a rate equal to 0.50% per annum of the aggregate principal amount of the Securities then outstanding up to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to Section 4.02 of the Base Indenture or Section 314(a)(1) of the TIA is cured or waived). Any such additional interest will be paid and calculated in the manner set forth in the Indenture.

15. TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17. AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

19. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to the address of the Company set forth in Section 10.02 of the Base Indenture.

ASSIGNMENT FORM

For value received ____________________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Security occurring prior to the Resale Restriction
Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:

□ To DHT Holdings, Inc. or a subsidiary thereof; or

□ Pursuant to a registration statement that has become or been declared effective under the
Securities Act of 1933, as amended; or

□ To a qualified institutional buyer pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the

Securities Act of 1933, as amended.

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

_______________________

* The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE*

To convert this Security into Common Stock of the Company, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $ _______________________.
If you want the stock certificate made out in another person’s name, fill in the form below:
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)

**Signature guaranteed by:

By:

____________________

*The Conversion Notice must be sent to U.S. Bank Corporate Trust Services, Attention: Conversions, 60 Livingston Ave., St. Paul, MN 55107

** The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE UPON A FUNDAMENTAL CHANGE

To: DHT Holdings, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from DHT Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple of $1,000 in excess thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

[To be inserted for a Global Security]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Security	Amount of Increase in Principal Amount at Maturity of this Global Security	Principal Amount at Maturity of this Global Security Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

DHT Holdings, Inc.
c/o DHT Management AS
Haakon VIIs gt. 1, 6th Floor
P.O. Box 2039, 0125 Oslo, Norway
Fax:  +47 2311 5081
Attention:  Chief Financial Officer

U.S. Bank National Association
425 Walnut Street
CN-OH-W6CT
Cincinnati, OH 45202

Attention: Dan Boyers

Re:  4.5% Convertible Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of September 15, 2014 (the “Base Indenture”), among DHT Holdings, Inc., a company organized under the laws of the Marshall Islands (the “Company”), and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of September 15, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________________(the “Transferor”) owns and proposes to transfer the [Security][Securities] or interest in such [Security][Securities] specified in Annex A hereto, in the principal amount of

$____________________ in such [Security][Securities] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1.           Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

☐ 2.           Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Security, or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

☐ 3.           Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or an Unrestricted Global Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ (a)           such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

☐ (b)   such Transfer is being effected to the Company or a subsidiary thereof; or

☐ (c)           such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

☐ (d)           such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in an Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security or the Restricted Definitive Securities and in the Indenture and the Securities Act.

☐ 4.           Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

☐ (a)         Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

☐ (b)         Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

☐ (c)           Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated_____________________

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

(i)	144A Global Security (CUSIP______________); or

(ii)	Regulation S Global Security (CUSIP________); or

(iii)	IAI Global Security (CUSIP______________ ); or

☐	(b)	a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a)	a beneficial interest in the:

(i)	(i) 144A Global Security (CUSIP______________); or

(ii)	(ii) Regulation S Global Security (CUSIP________); or

(iii)	(iii) Unrestricted Global Security (CUSIP______________ ); or

(iv)	(i) IAI Global Security (CUSIP______________); or

☐	(b)	a Restricted Definitive Security; or

☐	(c)	an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

DHT Holdings, Inc.
c/o DHT Management AS
Haakon VIIs gt. 1, 6th Floor
P.O. Box 2039, 0125 Oslo, Norway
Fax:  +47 2311 5081
Attention:  Chief Financial Officer

U.S. Bank National Association
425 Walnut Street
CN-OH-W6CT
Cincinnati, OH 45202

Attention: Dan Boyers

Re:  4.5% Convertible Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of September 15, 2014 (the “Base Indenture”), among DHT Holdings, Inc., a company organized under the laws of the Marshall Islands (the “Company”), and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of September 15, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________(the “Owner”) owns and proposes to exchange the [Security][Securities] or interest in such [Security][Securities] specified herein, in the principal amount of

$__________________________in such [Security][Securities] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

☐    (a)            Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(ii)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (b)           Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (c)           Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

☐ (a)        Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

☐ (b)        Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE]:

☐	144A Global Security

☐	Regulation S Global Security

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated_____________________

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

DHT Holdings, Inc.
c/o DHT Management AS
Haakon VIIs gt. 1, 6th Floor
P.O. Box 2039, 0125 Oslo, Norway
Fax:  +47 2311 5081
Attention:  Chief Financial Officer

U.S. Bank National Association
425 Walnut Street
CN-OH-W6CT
Cincinnati, OH 45202

Attention: Dan Boyers

Re:  4.5% Convertible Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of September 15, 2014 (the “Base Indenture”), among DHT Holdings, Inc., a company organized under the laws of the Marshall Islands (the “Company”), and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of September 15, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________________________ aggregate principal amount of:

(a)      ☐ a beneficial interest in a Global Security, or

(b)      ☐ a Definitive Security,

we confirm that:

1.           We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000, an opinion of counsel in form reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: __________________________________